OSHKOSH CORPORATION

EXECUTIVE RETIREMENT PLAN

Amended and Restated
Effective December 31, 2008

(Plan Year Begins March 1)

OSHKOSH CORPORATION
EXECUTIVE RETIREMENT PLAN

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OSHKOSH CORPORATION

EXECUTIVE RETIREMENT PLAN

PREAMBLE

        The principal objective of the Oshkosh Corporation Executive Retirement Plan is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives.

        This Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in this Plan shall be limited to executives selected by the Chief Executive Officer and approved by the Human Resources Committee or its successor in function of the Board of Directors.

        The Company adopted this Plan with an initial effective date of January 31, 2000. The Plan was subsequently amended on July 16, 2004, effective October 1, 2004; however, the changes reflected in that amendment and restatement were effective only with respect to those Active Participants who, as of October 1, 2004, were actively performing services for the Company on a substantially full-time basis.

        The Plan is further amended and restated effective December 31, 2008, primarily to conform to the requirements of Code Section 409A. This amendment and restatement is effective for all Participants in the Plan on December 31, 2008. It does not materially modify the terms of the Plan as in effect on October 1, 2004, except with respect to changes to the Plan which establish separate rules regarding the form and timing of Retirement Benefit payments accrued and vested on or after January 1, 2005.

OSHKOSH CORPORATION

EXECUTIVE RETIREMENT PLAN

ARTICLE I.
DEFINITIONS

        Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. All masculine terms shall include the feminine and all singular terms shall include the plural in all cases in which they could thus be applied unless the context clearly indicates the gender or the number.

        Section 1.1. Accrued Normal Retirement Benefit. “Accrued Normal Retirement Benefit” means the amount of a Participant’s Retirement Benefit, determined as of his date of termination of employment, commencing as of the first day of the month following the month in which the Participant attains his Normal Retirement Date, and payable in the form of a single life annuity (or the Actuarial Equivalent of such amount when commencing at any other day or payable in another form). The amount of the Accrued Normal Retirement Benefit is defined in section 3.1.

        Section 1.2. Active Participant. “Active Participant” means a Participant who is a current Employee of the Company or an Affiliate.

        Section 1.3. Actuarial Equivalent. “Actuarial Equivalent” means a benefit payable at a particular time and in a particular form which has the same value as another benefit payable in another form or at another time. Such Actuarial Equivalent shall be determined on the basis of a 7-1/2 percent interest rate and the 1971 Group Annuity Table, with male annuity factors weighted 70 percent and female annuity factors weighted 30 percent. With respect to lump sum distributions pursuant to section 6.4, the mortality and interest rate assumptions shall be as prescribed in such section.

        Section 1.4. Affiliate. “Affiliate” means: (1) a corporation which is a member of the same controlled group of corporations (within the meaning of Internal Revenue Code section 414(b) as the Employer; (2) an unincorporated trade or business which is under common control with the Employer (as determined under Code section 414(c); (3) an organization which, together with the Employer, is a member of the same affiliated service group (as determined under Code section 414(m); and (4) any other entity required to be aggregated under Code section 414(o).

        Section 1.5. Beneficiary. “Beneficiary” means—

        (a)     the Spouse if the Preretirement Spouse’s Death Benefit, the Joint and 50 Percent Spouse’s Annuity, or the Joint and 100 Percent Spouse’s Annuity is payable;

        (b)     the person or persons (who may be named contingently or successively) , including a trust or an estate, designated by a Participant, to whom a death benefit is to be paid in the event of his death.

        Each designation will revoke all prior designations by the same Participant. A designation shall be made on a form prescribed by the Employer, and will be effective only when filed in writing with the Employer. If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the lump sum Actuarial Equivalent of the death benefit (if any) shall be payable to the estate of the last to survive the Participant or the Beneficiary.

        Section 1.6. Board. “Board” means the Board of Directors of the Company.

        Section 1.7. Change in Control. “Change in Control” means a change in management or a change in ownership of the corporation as defined in the Participant’s Key Executive Employment and Severance Agreement (“KEESA”) in effect on the date that such a change in control occurs or, in the absence of such an agreement, as defined in Exhibit B, attached to this Plan and incorporated here by reference.

        Section 1.8. Code. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        Section 1.9. Committee. “Committee” means the Human Resources Committee of the Board or its successor in substantial functions.

        Section 1.10. Company. “Company” means Oshkosh Corporation.

        Section 1.11. Company Matching Contribution Benefit. “Company Matching Contribution Benefit” means Oshkosh Corporation’s matching contribution to (1) a Participant’s Oshkosh Corporation Tax Deferred Investment Plan Account, or a Participant Account in a Tax Deferred Savings Plan sponsored by an Affiliate, as defined in the governing documents for such Plans, as amended from time to time, and (2) any related investment earnings. To the extent that a Participant has withdrawn Company Matching Contributions, such contributions along with imputed income thereon, shall be added to the Participant’s accumulated Company Matching Contribution Benefit. For purposes of this section 1.10, a Participant’s accumulated Company Matching Contribution Benefit will be converted into an annual benefit amount payable as a single life annuity commencing as of the Participant’s Retirement Date using the interest and mortality assumptions set forth in section 1.2.

        Section 1.12. Compensation. “Compensation” means an Active Participant’s base pay, including base pay amounts deferred pursuant to a compensation reduction agreement under Code section 125, Code Section 132(f), Code section 401(k) or any nonqualified deferred compensation arrangement, and annual bonus or annual incentive payments. The annual compensation limit set forth in Code section 401(a)(17) shall not apply.

        Section 1.13. Compensation Year. “Compensation Year” means each 12-month period used to determine compensation for purposes of this Plan which coincides with the calendar year which ends on or prior to the date as of which the Participant’s Accrued Normal Retirement Benefit is determined.

        Section 1.14. Completed Compensation Year. “Completed Compensation Year” means any Compensation Year in which an Employee is employed through the entire 12-month period.

        Section 1.15. Early Retirement Date. “Early Retirement Date” means the first day of the month following the date on which a Participant retires prior to his Normal Retirement Date; provided that the Participant shall have attained age 55, shall have completed at least five Years of Officer Service, and shall have provided the Company with written notice of his election to take early retirement.

        Section 1.16. Employee. “Employee” means any person in the employ of the Company or an Affiliate, except for a person compensated solely on a retainer or fee basis.

        Section 1.17. Employer. “Employer” means the Company and any Affiliates, which employ or employed any Participant.

        Section 1.18. Final Average Compensation. “Final Average Compensation” means the sum of an Active Participant’s Compensation during the five Completed Compensation Years in the last ten years prior to the Participant’s separation from service or categorization as an Inactive Participant, as applicable, during which the Compensation was the highest, divided by five. The years used for this calculation need not be consecutive. If a Participant has less than five Completed Compensation Years, Final Average Compensation will be based on all Completed Compensation Years divided by the number of such years.

        Section 1.19. Funded Plan. “Funded Plan” means the Oshkosh Corporation Salaried and Clerical Employees Retirement Plan or any qualified defined benefit plan sponsored by an Affiliate.

        Section 1.20. Funded Plan Benefit. “Funded Plan Benefit” means the annual benefit payable under (1) the Oshkosh Corporation Salaried and Clerical Employees Retirement Plan, and (2) any qualified defined benefit pension plan sponsored by an Affiliate, as provided by the governing documents for such Plans, as amended from time to time. For purposes of this section, a Participant’s annual benefit will be calculated as a single life annuity commencing as of the Participant’s Retirement Date.

        Section 1.21. Inactive Participant. “Inactive Participant” means a Participant with a fully or partially vested Retirement Benefit hereunder who (i) is no longer an Employee of the Company or an Affiliate, or (ii) has been removed as an Active Participant by the Committee.

        Section 1.22. Late Retirement Date. “Late Retirement Date” means the first day of the month following a Participant’s termination date after his Normal Retirement Date.

        Section 1.23. Normal Retirement Date. “Normal Retirement Date” means the first day of the month following a Participant’s 62nd birthday (without regard to the Participant’s Years of Service at that time).

        Section 1.24. Officer. “Officer” means any individual who is elected by the Board of Directors to an officer of the company as a Vice President, Executive Vice President, President, Chief Executive Officer, or Chairman.

        Section 1.25. Participant. “Participant” means any person who has become eligible to participate in the Plan in accordance with Article II, and who has not ceased to have rights to a Retirement Benefit hereunder.

        Section 1.26. Plan. “Plan” means the Oshkosh Corporation Executive Retirement Plan, as set forth herein, and as it may be amended from time to time.

        Section 1.27. Plan Effective Date. “Plan Effective Date” means January 1, 2000.

        Section 1.28. Plan Year. “Plan Year” means the 12 consecutive month period for maintaining records for this Plan and will be the consecutive 12-month period beginning each March 1 and ending on the last day of February, except the first Plan Year shall run from the Plan Effective Date until the last day of the next following February.

        Section 1.29. Restatement Effective Date. “Restatement Effective Date” means October 1, 2004; provided, however, that the changes reflected in this Plan restatement shall be effective only with respect to those Active Participants who, as of October 1, 2004, are actively performing services for the Company on a substantially full-time basis. Effective December 31, 2008, “Restatement Effective Date” also means December 31, 2008; provided, however, that the changes reflected in this Plan restatement shall not materially modify the terms of the Plan as in effect on October 1, 2004, except with respect to changes to the Plan which establish separate rules regarding the form and timing of Retirement Benefit payments accrued and vested on or after January 1, 2005.

        Section 1.30. Retirement Benefit. “Retirement Benefit” means a pension or any other payment or payments payable under the terms of this Plan to a Participant, the Participant’s Spouse, or Beneficiary.

        Section 1.31. Retirement Date. “Retirement Date” means the date on which a Participant’s Funded Plan Benefit commences.

        Section 1.32. Social Security Benefit. “Social Security Benefit” means, for the purpose of determining the Accrued Normal Retirement Benefit as of a Participant’s Normal Retirement Date or Early Retirement Date, the estimated monthly old-age benefit to which the Participant would be entitled beginning immediately upon his achieving his Normal Retirement Date under the provisions of the Social Security Act in effect on the date of his termination and assuming that he will continue to receive until he attains his Normal Retirement Date compensation that would be treated as wages for purposes of the Social Security Act at the same rate as was in effect for him immediately prior to his termination. For purposes of determining the Accrued Normal Retirement Benefit as of a Participant’s Late Retirement Date, “Social Security Benefit” means the estimated monthly old-age benefit to which the Participant would be entitled based on his age as of the date of his termination.

        In estimating wages for purposes of determining the Social Security Benefit, it shall be assumed that the Participant’s compensation prior to date of termination has increased annually at the same rates as the Average Total Wages for Adjusting Earnings to use in Computing Social Security Benefits as published by the Social Security Administration. For the calendar year subsequent to the last year published by the Social Security Administration, the same rate of increase as applicable to the last published year shall be used.

        The Social Security Benefit shall be determined in accordance with rules adopted by the Employer and applied in a nondiscriminatory manner. Each Participant will be provided with clear written notice of his right to supply to the Employer his actual wage history and of the financial consequences of failing to supply such history.

        Section 1.33. Spouse. “Spouse” means an individual who is legally married to a Participant as of the earlier of the date of the Participant’s death or the Participant's Retirement Date.

        Section 1.34. Years of Credited Service. “Years of Credited Service” means the Years of Service an Employee completed while employed by the Company or an Affiliate to a maximum of 20 Years.

        Section 1.35. Years of Service. “Years of Service” means the aggregate of all periods of employment by an Employee of the Employer, each such period to be calculated in completed years and months.

        Section 1.36. Years of Officer Service. “Years of Officer Service” means the aggregate of all periods of employment as an Officer of Oshkosh Corporation including service before this Plan’s effective date as set forth on Exhibit A, but excluding periods of employment with Oshkosh Corporation or any Affiliate in any other capacity.

ARTICLE II
PARTICIPATION

        Section 2.1. Participating Employees. Each executive Employee selected by the Chief Executive Officer (“CEO”) and approved by the Committee to participate in the Plan shall become a Participant on the date specified by the Committee, as set forth in Exhibit A or as subsequently established by the Committee for new participants. Each Participant’s right to Retirement Benefits under this Plan shall vest in accordance with Article V hereof.

        Section 2.2. Cessation of Participation. Unless determined otherwise by the Committee, while a Participant remains an Employee he shall be an Active Participant and shall accrue Years of Service and Compensation for purposes of his Retirement Benefit as provided under the Plan. At the time a Participant becomes an Inactive Participant, he or she shall no longer accrue Years of Service and Compensation toward his Retirement Benefit, but shall have a deferred vested Retirement Benefit. If and when a Participant with no vested Retirement Benefit ceases to be an Employee, he shall cease to be a Participant as of such date and his accrued Retirement Benefit shall be forfeited.

ARTICLE III
FORM AND AMOUNT OF RETIREMENT BENEFITS

        Section 3.1. Accrued Normal Retirement Benefit. The Accrued Normal Retirement Benefit payable to a Participant who retires on or after the Participant’s Normal Retirement Date shall be a monthly Retirement Benefit commencing on the Participant’s Retirement Date and payable during the Participant’s lifetime and ceasing with the last payment due on the first day of the month in which the Participant dies. The monthly Accrued Normal Retirement Benefit shall be equal to one-twelfth of the excess, if any, of (a) less the sum of (b), (c), and (d) where:

        (a)     equals two (2) percent of the Participant’s Final Average Compensation multiplied by the Participant’s Years of Credited Service,

        (b)     equals one-half of the Participant’s annual Social Security Benefit,

        (c)     equals the Participant’s annual Company Matching Contribution Benefit, and

        (d)     equals Participant’s annual Funded Plan Benefit.

        Section 3.2. Early Retirement Benefit. Each Participant who retires prior to the Participant’s Normal Retirement Date shall receive a monthly Early Retirement Benefit commencing on the Participant’s Early Retirement Date and payable under the normal form in accordance with section 3.1. The monthly Early Retirement Benefit shall be equal to one-twelfth of the excess, if any, of (a) less the sum of (b), (c), and (d) where:

        (a)     equals two (2) percent of the Participant’s Final Average Compensation multiplied by the Participant’s Years of Credited Service and reduced by a factor based on the number of years by which the Retirement Date precedes the Participant’s Normal Retirement Date, as shown in the following schedule:

Number of years* by which the Retirement Date precedes the Participant’s Normal Retirement Date	Portion of Retirement Benefit Payable
7	60.00%
6	63.33%
5	66.67%
4	73.33%
3	80.00%
2	86.67%
1	93.33%
0	100.00%

*	For a period that is not an integral number of years, the portion to be applied will be obtained by arithmetic interpolation between the appropriate percentages set out above.

        (b)     equals one-half of the Participant’s annual Social Security Benefit, reduced by ..4167 percent for each month by which Participant’s Early Retirement Date precedes the Participant’s Normal Retirement Date,

        (c)     equals the Participant’s annual Company Matching Contribution Benefit payable at the Early Retirement Date, and

        (d)     equals the annual Funded Plan Benefit payable at the Early Retirement Date.

        Section 3.3. Deferred Vested Retirement Benefits. An Inactive Participant shall be paid his deferred vested Retirement Benefit at his Retirement Date under the terms of Section 3.1 of the Plan, unless such Participant qualifies for an Early Retirement Benefit under Section 3.2 in which case payments may begin at such Early Retirement Date.

        Section 3.4. Form and Timing of Benefit. The benefit payable to or on behalf of a Participant under this Plan shall be paid in the normal form as provided by the Funded Plan or, as elected by the Participant (or his Spouse, in the event of the Participant’s death while employed), on a basis consistent with all elections made by the Participant and/or Spouse under the Funded Plan. Any conversions to an optional method of payment permitted under the Funded Plan shall be the Actuarial Equivalent of such normal form of payment. Benefits due under this Article III shall be paid coincident with the payment date of benefits under the Funded Plan.

        Section 3.5. Treatment of Plan Payments Under Other Plans. Benefits earned by a Participant under this Plan shall not be considered “Compensation” as that term is defined in other plans sponsored by the Employer.

ARTICLE IV
DEATH BENEFITS BEFORE RETIREMENT

        Section 4.1. Death of a Participant Before Commencement of Retirement Benefit. If a Participant dies before the date Retirement Benefits commence hereunder, no benefits shall be payable under this Plan, except as to otherwise provided in section 4.2.

        Section 4.2. Preretirement Spouse’s Death Benefit.

        (a)     In the case of a Participant who has a nonforfeitable right to his Accrued Normal Retirement Benefit, who has a surviving Spouse and who dies prior to his Retirement Date (whether or not such Participant is employed by the Employer or an Affiliate) there shall be payable to his surviving Spouse a Preretirement Spouse’s Death Benefit.

        (b)     The monthly payments to a surviving Spouse under the Preretirement Spouse’s Death Benefit shall equal the amounts which would have been payable as a survivor annuity under the Joint and 50 Percent Spouse’s Annuity if—

(i)	in the case of a Participant who dies after attaining his Early Retirement Date, such Participant had retired with an immediate Joint and 50 Percent Spouse’s Annuity on the day before the Participant’s death, or

(ii)	in the case of a Participant who dies on or before attaining his Early Retirement Date, such Participant had terminated employment on the date of death (if his employment had not terminated), survived to his Early Retirement Date, retired with an immediate Joint and 50 Percent Spouse’s Annuity on his Early Retirement Date, and died on the day after the date on which such Participant would have attained his Early Retirement Date. If, pursuant to subsection (c) below, a Spouse elects to defer the commencement of the Preretirement Spouse’s Death Benefit, the amount of the benefit payable thereunder shall be increased to reflect such deferral.

        (c)     Payment of the Preretirement Spouse’s Death Benefit to a Participant’s Spouse shall commence on the date selected by the surviving Spouse. Such date shall occur no earlier than the date on which a deceased Participant would have attained his Early Retirement Date (in the case of a Participant who dies prior to attaining his Early Retirement Date), or the date of the Participant’s death (in the case of a Participant who dies on or after attaining his Early Retirement Date), and no later than the first day of the month next following the date the Participant would have attained age 62.

ARTICLE V.
VESTING

        Section 5.1. Vesting. A Participant shall vest over a period of ten Years of Officer Service according to the following vesting schedule:

Years of Officer Service	Vested Percentage
0 - 5	0%
6	20%
7	40%
8	60%
9	80%
10	100%

        Section 5.2. Effect of Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control, all Participants who are employed by the Company at the time of a Change in Control shall become fully vested in their entire Accrued Normal Retirement Benefit under this Plan. Moreover, in the event of a Change in Control, each Participant shall be entitled to receive an immediate single sum distribution of the entire present value of the Participant’s Accrued Normal Retirement Benefit vested in accordance with this Article V within 60 days after the Participant’s termination of employment for any reason. (Any Participant who terminated employment before such Change in Control shall receive the present value of the Participant’s then remaining vested Accrued Normal Retirement Benefit within 60 days after the Change in Control.) For purposes of this provision, the present value of a Participant’s Accrued Normal Retirement Benefit shall be determined using the Actuarial Assumption in section 6.4.

ARTICLE VI.
PAYMENT OF RETIREMENT BENEFIT

        Section 6.1. Survival. Payment of any Retirement Benefit hereunder which is contingent upon the survival of the payee shall cease with the last payment due the payee before the payee’s death.

        Section 6.2. Administrative Powers Relating to Payments. If a Participant or Spouse is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Committee, to attend properly to such Participant’s personal financial matters, the Committee may make such payments in such of the following ways as the Committee shall direct:

        (a)     Directly to such Participant or Spouse;

        (b)     To the legal representative of such Participant or Spouse; or

        (c)     To some relative by blood or marriage, or friend, for the benefit of such Participant or Spouse.

Any payment made pursuant to this section 6.2 shall be in complete discharge of the obligation for such payment under the Plan.

        Section 6.3. Missing Persons.

        (a)     The Company shall be deemed to have made adequate tender of payment of any benefit payable hereunder to a person if payment is made by check or by money order, and mailed to the last address of such person furnished to the Company.

        (b)     If a person shall fail to claim or collect any such tender for a period of three months from the date thereof, the Company may stop payment on such tender and on any other tenders subsequent to the tender not claimed or collected and may suspend any further benefit payments hereunder until the Company can ascertain whether such person was living at the time any such tender was made and whether any benefit payments are due hereunder to a person. Upon such suspension of payments, a written notice thereof and of the provisions of this section 6.3 shall be mailed by the Company to the last address known to it of the person entitled to such payment or payments.

        (c)     If such person shall fail to claim any such payment for a period of three years after such written notice is mailed, such person for all purposes of the Plan be deemed to have died on the day immediately preceding the date of the first such tender which has not been claimed or collected.

        Section 6.4. Lump Sum Cash-Out. If the lump sum Actuarial Equivalent value of: (1) a Participant’s 409A grandfathered vested Accrued Normal Retirement Benefit upon termination of employment, determined in accordance with Article VIII, or (2) the Preretirement Spouse’s Death Benefit upon the Participant’s death that is based on such 409A grandfathered benefit amount is equal to or less than $50,000, the Company shall make a lump sum payment of: (1) the 409A grandfathered vested Accrued Normal Retirement Benefit to the Participant or (2) the Preretirement Spouse’s Death Benefit based on such 409A grandfathered amount to the Participant’s surviving Spouse. The interest rates and mortality table used in the Funded Plan to determine lump sums, as in effect at the time this determination is made, shall be used to determine the lump sum Actuarial Equivalent under this section.

ARTICLE VII.
GENERAL PROVISIONS

        Section 7.1. Funding. The Plan is intended as an unfunded plan of deferred compensation. The Company intends to establish appropriate reserves for the Plan on its books of account in accordance with generally accepted accounting principles. Such reserves shall be, for all purposes, part of the beneficial funds of the Company and no Participant, Spouse or other person claiming a right under the Plan shall have any interest, right or title to such reserves.

        Section 7.2. Continuation of the Plan. The Plan shall be binding upon the Company and any successors or assigns of the Company including any corporation with or into which the Company or its successors or assigns shall consolidate or merge and any transfer of substantially all of the assets of the Company or its successors or assigns.

        Section 7.3. Right to Amend, Suspend or Terminate. The Company reserves the right at any time and from time to time to amend, suspend or terminate the Plan by action of its Board of Directors or Human Resources Committee without the consent of any Participant, Spouse, or other persons claiming a right under the Plan. No amendment of the Plan shall reduce the benefits of any Participant below the amount to which such Participant has become vested pursuant to section 5.1 prior to the date of amendment.

        Section 7.4. Rights to Benefits. No person shall have any right to a benefit under the Plan except as such benefit has accrued to such person in accordance with the terms of the Plan, and that such right shall be no greater than the rights of any unsecured general creditors of the Company. Notwithstanding any other provisions of this Plan, if a Participant shall be terminated for Cause, all of such Participant’s rights to benefits under this Plan shall be forfeited. For purposes of this Plan, the Company may terminate the Participant’s employment after the Plan Effective Date for “Cause” only if the conditions set forth in paragraphs (i) and (ii) have been met:

(i)	(A) the Participant has committed any act of fraud, embezzlement or theft in connection with the Participant’s duties as an Officer or in the course of employment with the Company and/or its subsidiaries; or

(B) the Participant has willfully and continually failed to perform substantially the Participant’s duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness or injury, regardless of whether such illness or injury is job-related) for an appropriate period, which shall not be less than 30 days, after the Chief Executive Officer of the Company (or, if the Participant is then Chief Executive Officer, the Board) has delivered a written demand for performance to the Participant that specifically identifies the manner in which the Chief Executive Officer (or the Board, as the case may be) believes the Participant has not substantially performed the Participant’s duties; or

(C) the Participant has willfully engaged in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or

(D) the Participant has willfully and wrongfully disclosed any trade secret or other confidential information of the Company or any of its Affiliates; or

(E) the Participant has engaged in any competitive activity; and in any such case the act or omission shall have been determined by the Board to have been materially harmful to the Company and its subsidiaries taken as a whole.

For purposes of the provision, (1) no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company and (2) any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(ii)	(A) The Company terminates the Participant’s employment by delivering a Notice of Termination to the Participant, and

(B) prior to the time the Company has terminated the Participant’s employment pursuant to a Notice of Termination, the Board, by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board, has adopted a resolution finding that the Participant was guilty of conduct set forth in this definition of Cause, and specifying the particulars thereof in detail, at a meeting of the Board called and held for the purpose of considering such termination (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board), and

(C) the Company delivers a copy of such resolution to the Participant with the Notice of Termination at the time the Participant’s employment is terminated.

In the event of a dispute regarding whether the Participant’s employment has been terminated for Cause, no claim by the Company that the Company has terminated the Participant’s employment for Cause in accordance with this Agreement shall be given effect unless the Company establishes by clear and convincing evidence that the Company has complied with the requirements of this Section 7.4 to terminate the Participant’s employment for Cause.

        Section 7.5. Titles. The titles of the Articles and sections herein are included for convenience of reference only and shall not be construed as part of this Plan, or have any effect upon the meaning of the provisions hereof.

        Section 7.6. Separability. If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provisions to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

        Section 7.7. Authorized Officers. Whenever the Company under the terms of the Plan is permitted or required to do or to perform any act or matter or thing, it shall be done and performed by any Officer duly authorized by the Board of Directors of the Company, provided that the authority to approve Participants shall be vested in the Committee.

        Section 7.8. No Contract of Employment. Nothing herein contained shall be construed to constitute a contract of employment between any Employer and any Employee.

        Section 7.9. Data. It shall be a condition precedent to the payment of all benefits under the Plan that each Participant, former Participant and Spouse must furnish to the Company such documents, evidence or information as the Company considers necessary or desirable for the purpose of administering the Plan, or to protect the Company.

        Section 7.10. Restrictions Upon Assignments and Creditors’ Claims. Except as in the Plan otherwise provided, no Participant, former Participant or any Spouse, or the state of any such person, shall have the power to assign, pledge, encumber or transfer any interest in the Plan while the same shall be possession of the Company. Any such attempt at alienation shall be void. No such interest shall be subject to attachment, garnishment, execution, levy or any other legal equitable proceeding or process and any attempt to so such interest shall be void.

        Section 7.11. Applicable Law. The Plan shall be construed and administered in accordance with the laws of Wisconsin to the extent such laws are not preempted by ERISA.

ARTICLE VIII.
CODE SECTION 409A GRANDFATHERING PROVISIONS

        Section 8.1. General Grandfathering Rule. Retirement Benefits shall be grandfathered to the maximum extent permitted pursuant to Code Section 409A, subject to this Article VIII.

        Section 8.2. 409A Grandfathered Benefit Amount. A Participant’s 409A grandfathered benefit amount is the present value of the Participant’s vested Accrued Normal Retirement Benefit as of December 31, 2004, which amount shall be determined in accordance with Treasury Regulation 1.409A-6(a)(3) as of each date such benefit is valued for purposes of determining the Executive’s 409A grandfathered benefit amount. The value of the Participant’s annual Social Security Benefit, Company Matching Contribution Benefit, and Funded Plan Benefit shall also be determined as of December 31, 2004, for purposes of this determination. For purposes of calculating the present value of the Participant’s 409A grandfathered benefit amount, actuarial assumptions used shall be the same as those used to determine the present value of lump sum benefits under the Funded Plan as of each date such benefit is valued for purposes of determining the Participant’s 409A grandfathered amount.

        Section 8.3. Payment of Grandfathered Benefit Amount. The Retirement Benefits attributable to a Participant’s 409A grandfathered benefit amount shall be paid at such times and in such form as permitted by the terms of the Plan as in effect on October 1, 2004, which terms and conditions shall not be materially amended after that date.

        Section 8.4. 409A Non-Grandfathered Benefit Amount. A Participant’s 409A non-grandfathered benefit Amount is the present value of the Participant’s Accrued Normal Retirement Benefit hereunder less the Participant’s 409A grandfathered benefit amount, as of each date such benefit is valued for purposes of determining the non-grandfathered amount, determined in the same manner and with the same actuarial assumptions that are used in the calculation of the 409A grandfathered benefit amount.

        Section 8.5. Payment of 409A Non-Grandfathered Benefit Amount. Notwithstanding any other provisions of the Plan to the contrary, the Retirement Benefits attributable to a Participant’s 409A non-grandfathered benefit amount (“Non-Grandfathered Retirement Benefits”) shall be paid in accordance with the following terms and conditions:

        (a)     Non-Grandfathered Retirement Benefits shall be deemed to be part of a nonaccount balance plan of deferred compensation for purposes of Code Section 409A requirements.

        (b)     If any amount of a Participant’s 409A non-grandfathered benefit amount may be includible in income under Code Section 409A, the Committee shall, in consultation with the Participant, modify the terms of the Plan applicable to such affected Participant’s benefits in the least restrictive manner reasonably available to comply with the provisions of Code Section 409A, taking into account any other applicable Code provisions and without diminution in the value of the payments to the Participant, the Participant’s Spouse, or Beneficiary.

        (c)     Subject to Section 7.4 of the Plan, Non-Grandfathered Retirement Benefits shall be payable commencing at the following times and in the indicated form of payment:

Distribution Event	Timing of Payment of Non- Grandfathered Retirement Benefits	Form of Payment of Non- Grandfathered Retirement Benefits
Separation from Service with	Payment of benefits commences on the	Payment is to be in the form of a
entitlement to Non-Grandfathered	first day of the seventh month	Life Annuity.
Retirement Benefits; age 55 is	following the month in which the
attained before or after Separation	Separation from Service requirement
from Service.	has been met or, if later, age 55 is
attained.

Death with entitlement to	Payment of benefits commences on the	Payment is to be in the form of a
Non-Grandfathered Retirement Benefits	first day of the month following the	single life annuity for the Spouse
and with a surviving spouse (either	first to occur of (i) the month in	that is equal to the 50 percent
before or after Separation from	which the death occurred provided	survivor portion of a Joint and 50
Service).	the Participant had attained at	Percent Spouse’s Annuity determined
	least age 55 at the time of death or	as of the applicable date. The
	(ii) the later month in which occurs	applicable date for a Participant
	the date on which the deceased would	who has attained age 55 at death is
	have attained age 55.	the day before the Participant’s
death. The applicable date for a
Participant who dies on or before
the Participant’s attainment of age
55 is the date on which the deceased
would have attained age 55.

        (d)     In the event of a Change in Control, as defined in Section 1.7, which also satisfies the requirements of a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company pursuant to Section 409A(a)(2)(A)(C) of the Code (a “Qualifying Change in Control”), the Company shall make an immediate single sum distribution of the entire present value of the Participant’s accrued vested and unpaid 409A non-grandfathered benefit amount within sixty (60) days after such Qualifying Change in Control. If the Participant terminated employment prior to such Qualifying Change in Control, then such amount shall be paid in an immediate single sum distribution within sixty (60) days after the Qualifying Change in Control. Under all other circumstances, payment shall be pursuant to the table set forth in (c), above.

        (e)     To the extent provisions of the Plan are consistent with the requirements of this Section 8.5, they shall provide guidance for the administration of the Plan with respect to Non-Grandfathered Retirement Benefits.

        (f)     The term “Separation from Service” means, as to each Participant, the termination of employment of such Participant with the Company and all of its 409A affiliates or, if the Participant continues to provide services following his or her termination of employment, such later date as is considered a separation from service from the Company and its 409A affiliates within the meaning of Code Section 409A. Specifically, if the Participant continues to provide services to the Company or a 409A affiliate in a capacity other than as an employee, such shift in status is not automatically a Separation from Service. Termination of employment, for this purpose, means a termination of employment of the Participant when the Company and the Participant reasonably anticipate that no further services will be performed by the Participant for the Company and its 409A affiliates or that the level of bona fide services the Participant will perform as an employee of the Company and its 409A affiliates will permanently decrease to no more than 20 percent of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company and its 409A affiliates over the immediately preceding 36-month period (or such lesser period of services). The Participant’s termination of employment shall be presumed not to occur where the level of bona fide services performed by the Participant for the Company and its 409A affiliates continues at a level that is 50 percent or more of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company and its 409A affiliates over the immediately preceding 36-month period (or such lesser period of service). No presumption applies to a decrease in services that is more than 20 percent but less than 50 percent, and in such event, whether the Participant has had a termination of employment will be determined in good faith by the Company based on the facts and circumstances in accordance with Code Section 409A. Notwithstanding the foregoing, if the Participant takes a leave of absence for purposes of military leave, sick leave or other bona fide leave of absence, then the Participant will not be deemed to have incurred a Separation from Service for the first six months of the leave of absence or, if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to 29 months without causing a termination of employment. The term “409A affiliate” means each entity that is required to be included in the Company’s controlled group of corporations within the meaning of Section 414(b) of the Code, or that is under common control with the Company within the meaning of Section 414(c) of the Code; provided, however, that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” each place it appears therein or in the regulations thereunder.

        (g)     The term “Life Annuity” means a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant or a series of substantially equal periodic payments, payable not less frequently than annually for the life (or life expectancy) of the Participant, followed upon the death or end of the life expectancy of the Participant by a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant’s Spouse or designated Beneficiary (if any). Any use of the Life Annuity form of payment shall conform to the applicable requirements of Code Section 409A, including Treasury Regulation 1.409A-2(b)(2)(ii). Within thirty (30) days after the Participant has incurred a Separation from Service with entitlement to a Non-Grandfathered Retirement Benefit and attained at least age fifty-five (55), the Committee shall provide to the Participant a Life Annuity Election Form that includes periodic payment values for such benefit to be paid over the following periods, to the extent applicable: the life of the Participant; the life of the Participant with a joint and 100 percent survivor annuity for the life of the Participant’s surviving spouse; the life expectancy of the Participant; the life expectancy of the Participant with a joint and 100 percent survivor annuity for the life expectancy of the Participant’s surviving spouse. The Participant may request alternative Life Annuity calculations based on other appropriate assumptions or joint annuitants at any time after receiving the Life Annuity Election Form and before payments of the Life Annuity commence. The completed Life Annuity Election Form, together with any required proof of birth dates requested by the Committee, must be filed with the Committee not later than two (2) weeks prior to the Life Annuity payment commencement date in order to be effective. If a complete and timely Life Annuity Election Form is not filed with the Committee, then periodic Life Annuity payments shall be made for the life expectancy of the Participant. The form of Life Annuity payment may not be changed after Life Annuity payments have commenced.

        (h)     The term “Joint and 50 Percent Spouse’s Annuity” for a Participant who is at least age 55 at date of death means the survivor annuity which would have been payable if the Participant had retired with an immediate joint and 50 percent survivor annuity on the date before death, with the Participant’s Spouse as the joint annuitant. In the case of a Participant who dies on or before attaining age 55, the Joint and 50 Percent Spouse’s Annuity is measured as of the date of the Participant’s 55th birthday on the assumption that the Participant’s employment terminated on the date of death and the Participant survived to attain age 55, and then retired.

        Section 8.6. Compliance with Internal Revenue Code Section 409A. The Company intends the terms of the Plan to be in compliance with Section 409A of the Code. The Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Section 409A of the Code. To the maximum extent permissible, any ambiguous terms of this Agreement shall be interpreted in a manner which avoids a violation of Section 409A of the Code. In order to avoid an additional tax on payments that may be payable or benefits that may be provided under the Plan and that constitute deferred compensation that is not exempt from Section 409A of the Code, each Participant shall make a reasonable, good faith effort to collect any payment or benefit to which the Participant believes the Participant is entitled hereunder no later than 90 days after the latest date upon which the payment could have been made or benefit provided under the Plan, and if the payment or benefit is not paid or provided, then the Participant shall take further enforcement measures within 180 days after such latest date.

EXHIBIT A

Officer’s Name	Title	Date of Plan Participation	Oshkosh Corporation Hire Date	Date of Officer Appointment
Charles Szews	Executive Vice President and Chief	1/31/2000	3/29/96	3/29/96
Financial Officer
Matthew Zolnowski	Executive Vice President, Corporate	1/31/2000	1/27/92	1/27/92
Administration
Daniel Lanzdorf	Executive Vice President and	1/31/2000	6/12/73 (orig)	9/30/96
	President, McNeilus Companies, Inc.		11/12/79 (rehire)
Timothy Dempsey	Executive Vice President and	1/31/2000	10/1/95	10/1/95
Corporate General Counsel, and
Secretary
John Randjelovic	Executive Vice President and	1/31/2000	10/26/92	10/26/92
President, Pierce Manufacturing Inc.
Paul Hollowell	Executive Vice President and	1/31/2000	4/1/89	4/1/89
President, Defense Business
Donald Verhoff	Vice President, Technology	1/31/2000	5/14/73	7/25/97
Mark Meaders	Vice President, Operations and	1/31/2000	7/1/93 (orig)	1/1/98
	Corporate Purchasing, Materials, and		1/1/98 (rehire)
Logistics
Ted Henson	Vice President, International Sales	1/31/2000	1/29/90	5/1/97
Michael Wuest	Vice President and General Manager,	1/31/2000	11/2/81	4/20/98
Operations, Pierce Manufacturing
Inc.

EXHIBIT B

DEFINITION OF “CHANGE IN CONTROL” AND RELATED TERMS

        The term “Change in Control” shall mean the occurrence of any one of the following events:

        (i)     any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (individually, an “Excluded Person” and collectively, “Excluded Persons”)) is or becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after_________, 2008, pursuant to express authorization by the Board that refers to this exception) representing 25 percent or more of (1) the combined voting power of the Company’s then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

[For purposes of this Exhibit B the term “Act” shall mean the Securities Exchange Act of 1934, as amended; the term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Act; and the term “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used under Sections 13(d) and 14(d) thereof.]

        (ii)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on_______________, 2008, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on___________, 2008, or whose appointment, election or nomination for election was previously so approved; or

        (iii)     consummation of a merger, consolidation or share exchange of the Company with any other corporation or issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after_____________, 2008, pursuant to express authorization by the Board that refers to this exception) representing 25 percent or more of (1) the combined voting power of the Company’s then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

        (iv)     (A) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75 percent of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.